FOR IMMEDIATE RELEASE

NN, INC. REPORTS FIRST QUARTER 2026 RESULTS

NN delivers strong growth in first quarter sales, profitability and new wins; results outpaced expectations

NN raises full-year 2026 guidance ranges for net sales, adjusted EBITDA, new wins target

CHARLOTTE, N.C., May 6, 2026 – NN, Inc. (NASDAQ: NNBR) (“NN” or the “Company”), a global diversified industrial company that engineers, co-develops and manufactures high-precision components and assemblies with six sigma quality, today reported results for the first quarter ended March 31, 2026. Key results include (compared with the first quarter 2025):

Q1 2026 Financial Highlights:
•Net sales of $118.5 million, increased $12.8 million, up 12.1%
•Gross profit of $19.4 million, increased $5.4 million, up 38.3%
•Adjusted gross profit of $23.1 million, increased $5.2 million, up 29.2%
•Loss from operations of $2.1 million, improved by $2.7 million, up 57.0%
•Adjusted income from operations of $5.8 million, increased $3.8 million, up 183.5%
•Net loss of $6.8 million or $0.25 per diluted common share
•Adjusted net income of $1.0 million, or $0.02 per diluted common share
•Adjusted EBITDA of $14.1 million, increased $3.5 million, up 33.0%
•Trailing twelve-month adjusted EBITDA of $52.6 million rose to the highest level in approximately five years

Business Highlights
•Raising guidance on full-year net sales, adjusted EBITDA, new business wins (previously announced)
•Improved timing on achievement of long-term targets; now estimating that 2030 targets will be achieved in 2029
•Adjusted gross margin and adjusted EBITDA margin are nearing multi-year goals of 20% and 13%, respectively
•NN is achieving wins and sales growth in the targeted end-markets of Electric Grid & Data Center, Defense & Electronics, and Medical. Strategic mix shift is occurring
•NN expanded its Electric Grid & Data Center product line in Q1 2026 with the introduction of liquid cooling connector components (previously announced) and launched production with several multi-year awards. Forecast is for continued investment and expansion

Harold Bevis, President and Chief Executive Officer of NN, Inc., said, "NN delivered a strong start to 2026, with first quarter results rising to the high side of expectations across many metrics, including sales growth, adjusted EBITDA, margin rates, and new business wins. Our performance is being strengthened by the success of our strategic growth programs that we have been internally funding. We are also benefitting from the results of our aggressive and ongoing operational improvements. Additionally, our sales growth programs continue to build momentum and increase velocity."

Bevis concluded, "NN’s progression into its targeted growth end markets and new products is working well as is our cost leadership blueprint. As a result of our strong first quarter and healthy forecasts for the remainder of the year, we are raising our guidance ranges for net sales, adjusted EBITDA, and new business wins targets. We are excited about our performance and look forward to reporting out on progress as we go along the journey to creating shareholder value."

First Quarter NN Results
Net sales for the first quarter of 2026 were $118.5 million, an increase of 12.1% compared to the first quarter of 2025 net sales of $105.7 million, driven primarily by the contribution of new business launches, higher precious metals pass-through pricing, higher volumes in certain areas and favorable foreign exchange effects.

Loss from operations for the first quarter was $2.1 million compared to a loss from operations of $4.8 million for the same period in 2025. The improvement was due to improved operating performance and improved sales mix. These improvements were partially offset by an increase in selling, general, and administrative costs.

Net loss for the first quarter was $6.8 million compared to net loss of $6.7 million for the same period in 2025. The decline is primarily due to non-cash derivative mark-to market loss recognized during the first quarter of 2026 compared to non-cash derivative mark-to-market gain the first quarter of 2025. The loss is partially offset by improvement in operating performance.

First Quarter 2026 NN Adjusted Results
Adjusted EBITDA was $14.1 million, an increase of 33.0%, compared to the first quarter of 2025 adjusted EBITDA of $10.6 million, driven primarily by improved sales mix and operating performance.

Adjusted income from operations was $5.8 million, an increase of 183.5%, compared to the first quarter of 2025, driven primarily by stronger gross profit, and partially offset by selling, general, and administrative costs.

Adjusted net income was $1.0 million, or $0.02 per diluted common share, an increase of $2.4 million or $0.05 per diluted common share, compared to adjusted net loss of $1.4 million, or ($0.03) per diluted common share, in the first quarter of 2025.

First Quarter Power Solutions Results
Net sales for the first quarter of 2026 were $55.4 million compared to $43.5 million in the same period in 2025, an increase of 27.3%. The increase was primarily due to a good sales mix, an increase in precious metal pass-through pricing, higher volumes in certain areas, and favorable foreign exchange effects.

Income from operations for the first quarter was $6.3 million compared to income from operations of $3.0 million for the same period of 2025, an increase of 110%. The increase was primarily due to a better sales mix and solid operating performance.

Adjusted income from operations for the first quarter was $10.0 million compared to adjusted income from operations of $5.5 million for the same period of 2025, an increase of 81.8%. The increase was primarily due to better sales mix and solid operating performance.

First Quarter Mobile Solutions Results
Net sales for the first quarter of 2026 were $63.1 million compared to $62.2 million in the first quarter of 2025, an increase of 1.4%. This was primarily due to favorable growth in North America, South America and Europe and foreign exchange effects of $2.6 million, partially offset by soft China volumes.

Loss from operations for the first quarter was $2.1 million compared to loss from operations of $2.7 million for the same period in 2025. The improvement was primarily due to improved operating performance partially offset by an increase in selling, general, and administrative costs.

Adjusted income from operations for the first quarter of 2026 was $1.3 million compared to adjusted income from operations of $1.6 million for the same period of 2025. The decrease in adjusted income from operations was primarily due to lower sales volumes.

2026 Outlook
NN is revising its guidance ranges upward in several areas.

•Net sales expected to range between $450 to $470 million, 9% growth over 2025 at midpoint
•Adjusted EBITDA expected to range between $52 and $62 million, 16% growth over 2025 at midpoint
•New business wins are expected to increase to $80 to $90 million, 14% growth over 2025 at midpoint
•Long-term goal attainment is expected to be in 2029, versus 2030, a 1 year acceleration

Chris Bohnert, Senior Vice President and Chief Financial Officer commented, “Given the strength of our first quarter results and solid outlook for the remainder of the year, we are modestly revising our guidance ranges. For fiscal 2026, we are now guiding net sales in the range of $450 million to $470 million and adjusted EBITDA in the range of $52 million to $62 million, reflecting solid growth versus prior year. Our current forecast and guidance is supported by strong results and momentum thus far in 2026. We are forecasting a continuation of this trend and Q2 is off to a good start.”

Conference Call
NN will discuss its results during its quarterly investor conference call on May 7, 2026, at 9 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 800-715-9871 (US) or 646-307-1963 (International). For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call.
NN discloses in this press release the non-GAAP financial measures of adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per diluted common share. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges.
The financial tables found later in this press release include a reconciliation of adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per diluted common share to the U.S. GAAP financial measures of gross profit, income (loss) from operations, net income (loss), and net income (loss) per diluted common share.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, South America, Europe and China. For more information about the company and its products, please visit www.nninc.com.
This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for full year 2026 and the impact of, and our ability to execute, our corporate strategies and business initiatives. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project”, “achieve”, “growth”, “enable”, “improve”, or the negative of those terms, and similar words, phrases or expressions that convey uncertainty of future events or outcomes. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; inflationary pressures and material changes in the cost or availability of raw materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the restrictions contained in our debt agreements; the level of our indebtedness and our ability to obtain financing at favorable rates, if at all, or to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; the impact of climate change on our operations; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; and uncertainty of government policies and actions in respect to global trade and tariffs, including the potential impacts of tariffs on the United States economy, the economy of other countries in which we conduct operations and our industry, cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Abe Plimpton
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Net sales	$118,452	$105,688
Cost of sales (exclusive of depreciation and amortization shown separately below)	99,031	91,646
Selling, general, and administrative expense	13,294	11,170
Depreciation and amortization	9,240	8,774
Other operating income, net	(1,055)	(1,113)
Loss from operations	(2,058)	(4,789)
Interest expense	5,769	5,194
Other expense (income), net	502	(2,169)
Loss before provision for income taxes and share of net income from joint venture	(8,329)	(7,814)
Provision for income taxes	(717)	(1,310)
Share of net income from joint venture	2,218	2,439
Net loss	$(6,828)	$(6,685)
Other comprehensive income:
Foreign currency translation gain	1,547	3,125
Other comprehensive income	$1,547	$3,125
Comprehensive loss	$(5,281)	$(3,560)
Basic and diluted net loss per share	$(0.25)	$(0.23)
Shares used to calculate basic and diluted net loss per share	49,702	49,075

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$8,471	$11,377
Accounts receivable, net	71,977	59,785
Inventories	68,181	65,978
Income tax receivable	13,622	13,389
Prepaid assets	5,375	2,952
Other current assets	12,466	10,526
Total current assets	180,092	164,007
Property, plant and equipment, net	158,369	158,885
Operating lease right-of-use assets	33,474	35,155
Intangible assets, net	27,384	30,789
Investment in joint venture	45,332	42,543
Deferred tax assets	1,673	1,673
Other non-current assets	7,102	7,732
Total assets	$453,426	$440,784
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,881	$49,442
Accrued salaries, wages and benefits	17,136	14,004
Income tax payable	323	553
Current maturities of long-term debt	3,511	5,791
Current portion of operating lease liabilities	5,846	6,430
Other current liabilities	17,826	13,575
Total current liabilities	96,523	89,795
Deferred tax liabilities	4,427	4,312
Long-term debt, net of current maturities	166,853	153,758
Operating lease liabilities, net of current portion	35,168	37,092
Other non-current liabilities	6,505	9,420
Total liabilities	309,476	294,377
Commitments and contingencies
Series D perpetual preferred stock	117,847	112,409
Stockholders' equity:
Common stock	527	502
Additional paid-in capital	437,061	439,700
Accumulated deficit	(374,453)	(367,625)
Accumulated other comprehensive loss	(37,032)	(38,579)
Total stockholders’ equity	26,103	33,998
Total liabilities, preferred stock, and stockholders’ equity	$453,426	$440,784

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(6,828)	$(6,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,240	8,774
Amortization of debt issuance costs and discount	249	716
Paid-in-kind interest	1,542	316
Total derivative loss (gain), net of cash settlements	245	(1,762)
Share of net income from joint venture	(2,218)	(2,439)
Share-based compensation expense	801	839
Deferred income taxes	179	174
Other	(196)	(519)
Changes in operating assets and liabilities:
Accounts receivable	(12,011)	(5,403)
Inventories	(1,919)	(220)
Other operating assets	(4,479)	(3,444)
Income taxes receivable and payable, net	(457)	(163)
Accounts payable	578	6,468
Other operating liabilities	6,653	3
Net cash used in operating activities	(8,621)	(3,345)
Cash flows from investing activities
Acquisition of property, plant and equipment	(3,297)	(3,907)
Proceeds from sale of property, plant, and equipment	100	177
Net cash used in investing activities	(3,197)	(3,730)
Cash flows from financing activities
Proceeds from asset backed credit facilities	16,200	11,000
Repayments of asset backed credit facilities	(15,950)	(9,026)
Proceeds from long-term debt	10,000	—
Repayments of long-term debt	(284)	—
Cash paid for debt issuance costs	(100)	—
Repayments of financing obligations	(465)	(297)
Other	(1,444)	(1,094)
Net cash provided by financing activities	7,957	583
Effect of exchange rate changes on cash flows	955	103
Net change in cash and cash equivalents	(2,906)	(6,389)
Cash and cash equivalents at beginning of year	11,377	18,128
Cash and cash equivalents at end of quarter	$8,471	$11,739

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
(in thousands)	2026	2025
Net sales	$118,452	$105,688
Cost of sales (exclusive of depreciation and amortization)	99,031	91,646
GAAP gross profit	19,421	14,042
Personnel costs (1)	1,095	—
Facility costs (2)	1,814	3,066
Other	776	778
Adjusted gross profit (a)	$23,106	$17,886
Adjusted gross margin (3)	19.5%	16.9%

(1) Personnel costs include recruitment, retention, relocation, severance and start-up costs related to new programs
(2) Facility costs include costs of opening / closing facilities, relocation / exit of manufacturing operations and start-up costs related to new programs
(3) Non-GAAP adjusted gross margin = Non-GAAP adjusted gross profit / GAAP net sales

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income from Operations

	Three Months Ended March 31,
(in thousands)
NN, Inc. Consolidated	2026	2025
GAAP loss from operations	$(2,058)	$(4,789)
Professional fees	689	50
Personnel costs (1)	1,398	3,365
Facility costs (2)	2,323	—
Amortization of intangibles	3,405	3,405
Non-GAAP adjusted income from operations (b)	$5,757	$2,031

Non-GAAP adjusted operating margin (3)	4.9%	1.9%
GAAP net sales	$118,452	$105,688

	Three Months Ended March 31,
(in thousands)
Power Solutions	2026	2025
GAAP income from operations	$6,297	$3,023
Personnel costs (1)	405	(66)
Facility costs (2)	726	—
Amortization of intangibles	2,567	2,567
Non-GAAP adjusted income from operations (b)	$9,995	$5,524

Non-GAAP adjusted operating margin (3)	18.0%	12.7%
GAAP net sales	$55,400	$43,508

	Three Months Ended March 31,
(in thousands)
Mobile Solutions	2026	2025
GAAP loss from operations	$(2,075)	$(2,687)
Personnel costs (1)	983	3,431
Facility costs (2)	1,597	—
Amortization of intangibles	838	838
Non-GAAP adjusted income from operations (b)	$1,343	$1,582

Share of net income from joint venture	2,218	2,439
Non-GAAP adjusted income from operations with JV (b)	$3,561	$4,021

Non-GAAP adjusted operating margin (3)	5.6%	6.5%
GAAP net sales	$63,113	$62,244

	Three Months Ended March 31,
(in thousands)
Elimination	2026	2025
GAAP net sales	$(61)	$(64)

(1)Personnel costs include recruitment, retention, relocation, severance and start-up costs related to new programs
(2)Facility costs include costs of opening / closing facilities, relocation / exit of manufacturing operations and start-up costs related to new programs
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
(in thousands)	2026	2025
GAAP net loss	$(6,828)	$(6,685)

Provision for income taxes	717	1,310
Interest expense	5,769	5,194
Change in fair value of preferred stock derivatives and warrants	245	(1,763)
Depreciation and amortization	9,240	8,774
Professional fees	689	50
Personnel costs (1)	1,398	3,365
Facility costs (2)	2,323	—
Non-cash stock compensation	801	839
Non-cash foreign exchange loss on inter-company loans	(734)	(506)
Other	525	—
Non-GAAP adjusted EBITDA (c)	$14,145	$10,578

Non-GAAP adjusted EBITDA margin (3)	11.9%	10.0%
GAAP net sales	$118,452	$105,688

(1) Personnel costs include recruitment, retention, relocation, severance and start-up costs related to new programs
(2) Facility costs include costs of opening / closing facilities, relocation / exit of manufacturing operations and start-up costs related to new programs
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income and GAAP Net Loss per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended March 31,
(in thousands)	2026	2025
GAAP net loss	$(6,828)	$(6,685)

Pre-tax professional fees	689	50
Pre-tax personnel costs	1,398	3,365
Pre-tax facility costs	2,323	—
Pre-tax foreign exchange (gain) loss on inter-company loans	(734)	(506)
Pre-tax change in fair value of preferred stock derivatives and warrants	245	(1,763)
Pre-tax amortization of intangibles and deferred financing costs	3,654	4,125
Pre-tax other	525	—
Tax effect of adjustments reflected above (d)	(247)	—
Non-GAAP adjusted net income (loss) (e)	$1,025	$(1,414)

	Three Months Ended March 31,
(per diluted common share)	2026	2025
GAAP net loss per diluted common share	$(0.25)	$(0.23)

Pre-tax professional fees	0.01	—
Pre-tax personnel costs	0.03	0.07
Pre-tax facility costs	0.05	—
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	—	(0.04)
Pre-tax amortization of intangibles and deferred financing costs	0.07	0.08
Pre-tax other	0.01	—
Preferred stock cumulative dividends and deemed dividends	0.11	0.09
Non-GAAP adjusted net income (loss) per diluted common share (e)	$0.02	$(0.03)
Shares used to calculate net earnings (loss) per share	49,702	49,075

The Company discloses in this presentation the non-GAAP financial measures of adjusted gross profit, adjusted gross margin, adjusted income (loss) from operations, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per diluted common share. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. The costs we incur in completing acquisitions, including the amortization of intangibles and deferred financing costs, and divestitures are excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted gross profit, adjusted gross margin, adjusted income (loss) from operations, adjusted EBITDA and adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per diluted common share provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted gross margin represents GAAP gross profit, adjusted to exclude the effects of restructuring and integration expense and non-operational charges related to acquisition and transition expense. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted gross margin is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP gross margin.
(b) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(c) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and other charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(d) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(e) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, write-off of unamortized debt issuance costs, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, preferred stock cumulative dividends and deemed dividends and other charges. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.